Press:                                                       Investor Relations:
Lisa Savino, Dir. of Marketing                               Kley Parkhurst, SVP
ePlus inc.                                                            ePlus inc.
Tel: (631) 218-9510                                          Tel: (703) 709-1924
lsavino@eplus.com                                           kparkhurst@eplus.com



    EPLUS EXPANDS PRESENCE IN BOSTON, SAN DIEGO, NEW JERSEY AND NEW YORK CITY

          Acquires Fulfillment and Services Business Assets From Elcom

HERNDON, VA, April 1, 2002- ePlus inc. (Nasdaq NM: PLUS) announced today it purchased certain fixed assets, customer lists, and contracts, and assumed certain limited liabilities, relating to Elcom International, Inc.'s, (NASD NM:
ELCO) IT fulfillment and IT professional services business. The transaction closed on March 29, 2002 for cash consideration of $2.15 Million. Pursuant to the agreement, ePlus hired 98 former Elcom personnel and now has established sales offices in greater Philadelphia, New York City, Boston, and San Diego.

Kleyton L. Parkhurst, senior vice president of ePlus stated "This acquisition broadens our reach into key markets and adds valuable customer relationships. As a customer-focused company, we are looking forward to providing the best possible support and services to our new customers, and I believe our acquired customers will quickly realize the benefits of doing business with ePlus. It also creates an excellent opportunity for ePlus to cross-sell our solutions. I would like to welcome all of our new customers and employees to ePlus."

The transaction includes Elcom's agreement not to compete and non-solicitation of customers, purchased software and a perpetual software license for fulfillment transaction processing, and 300,000 warrants for Elcom common stock with a strike price of $1.03 per share. To minimize customer disruption, ePlus has retained Elcom for a limited period to provide transitional services.

About Elcom International, Inc.

Elcom International, Inc. (Nasdaq: ELCO), operates two wholly-owned subsidiaries: elcom, inc., a leading international provider of remotely-hosted eProcurement and Private eMarketplace solutions and Elcom Services Group, Inc., which as of this date will provide managed services to ePlus pursuant to a managed services agreement. elcom, inc.'s innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS

Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.


About ePlus inc.

A leading  provider of Web-based  e-procurement,  asset  management,  financing,
leasing,   sourcing,  and  eContent  technology  and  services,  ePlus  delivers comprehensive and high-value business solutions.

The ePlusSuite of products and services, including Procure+, Manage+, Finance+, Service+, Content+, and ePlusMarket, helps businesses dynamically streamline, improve and gain management control of spending and fixed assets.

ePlus solutions integrate and automate each aspect of the supply chain process: from requisition to approval, fulfillment, financing and asset management, delivering the highest return on investment.

ePlus(TM), ePlusSuite(TM),Procure+(TM) , Manage+(TM) , Service+(TM), and MarketBuilder(TM) are trademarks of ePlus Inc. Finance+(SM) is a registered service mark of ePlus inc. ePlus Jumpstart(SM), and ePlus Content Framework(SM), are service marks applied for of ePlus.

Founded in 1990, the company is headquartered  in Herndon,  VA and has more than
30   locations  in  the  US.  For  more   information,   visit  our  website  at
www.eplus.com, call 800-827-5711 or email to info@eplus.com.

"Safe  Harbor"Statement  under the Private  Securities  Litigation Reform Act of
1995: Statements in this press release which are not historical facts may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, general economic conditions; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.